Exhibit 99.1
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   Chattem, Inc. Announces Pricing of Convertible Notes Offering

    CHATTANOOGA, Tenn.--(BUSINESS WIRE)--April 4, 2007--Chattem, Inc. (NASDAQ: CHTT) - today announced the pricing of its offering of $85 million aggregate principal amount of Convertible Senior Notes due 2014 (the "Notes") in an offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), through the initial purchaser of the Notes. Chattem also granted the initial purchaser of the Notes a 13-day option to purchase up to an additional $15 million aggregate principal amount of Notes solely to cover over-allotments, if any. The issuance of the Notes is expected to close on Wednesday, April 11, 2007.

    The Notes will pay interest semiannually at a rate of 1.625% per annum. The Notes will be convertible at an initial conversion rate of
13.6617 shares per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $73.20 per share. This represents a 24% conversion premium based on the last reported sale price of $59.03 per share on the NASDAQ Global Select Market on April 4, 2007. In certain circumstances, the Notes will be convertible into cash up to the principal amount, with any excess conversion value being convertible into cash, shares of Chattem common stock or a combination of cash and common stock, at Chattem's option.

    Chattem estimates that the net proceeds from the offering of Notes will be approximately $83 million after deducting the initial purchaser's discount and estimated offering expenses (approximately $97 million if the initial purchaser exercises in full its over-allotment option). Chattem intends to use approximately $25 million of the offering proceeds to fund a convertible note hedge transaction to be entered into with an affiliate of the initial purchaser, which transaction is intended to offset Chattem's exposure to potential dilution upon conversion of the Notes. Chattem will also enter into a separate warrant transaction with an affiliate of the initial purchaser that, together with the convertible note hedge transaction, will have the effect of increasing the effective conversion price to Chattem to approximately $94.45, which represents a 60% conversion premium. Chattem plans on using proceeds from the warrant transaction (estimated at approximately $15 million) and the net proceeds from the Note offering to repay amounts outstanding under its credit facility.

    This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of an offering memorandum. Chattem's issuance of the Notes and the shares of Chattem common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Chattem to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Important factors that could cause actual results to differ materially from the results expressed or implied in such forward looking statements include the risk that the notes offering is not timely consummated or is not consummated at all. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in Chattem's Annual Report on Form 10-K for the fiscal year ended November 30, 2006 and the other documents Chattem files with the SEC from time to time. Chattem undertakes no duty to update its forward-looking statements.

    CONTACT: Chattem, Inc.
             Catherine Baker, Investor Relations, 423-822-3209